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Exhibit 10.8.4

VENOCO, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Notice of Stock Award

        You have been granted a right to acquire restricted Common Stock of the Company (the "Stock Award"), subject to the terms and conditions of this Notice of Stock Award (the "Notice"), the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan (the "Plan"), and the Stock Award Agreement (the "Agreement") attached hereto. Unless otherwise defined herein, all terms used in this Notice that are defined in the Plan shall have the meaning as defined in the Plan.

Name and Address of Participant:
Total Number of Shares of Common Stock Granted (the "Shares"):
Purchase Price Per Share:
Fair Market Value Per Share:
Date of Grant:
Vesting Schedule:
Subject to the Participant's Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Shares shall vest in accordance with the terms set forth in Exhibit A to the Agreement. Notwithstanding the foregoing, if the Participant's Continuous Service is terminated by: (i) the Company for reasons other than cause or "Misconduct" (the latter of which is defined in the applicable employment agreement between the Participant and the Company, if any), (ii) the Participant's death or Disability, or (iii) a Change of Control of the Company; then the vesting of the Shares shall fully accelerate immediately upon such date.

        By your signature and the signature of the Company's representative below, you and the Company agree that the Shares granted are governed by the terms and conditions of this Notice, the Agreement, and the Plan, all of which are attached to and made a part of this document.

VENOCO, INC.
By:	Timothy M. Marquez Chief Executive Officer

PARTICIPANT ACKNOWLEDGMENT

        The Participant acknowledges receipt of a copy of the Agreement and the Plan, and represents that he or she is familiar with the provisions thereof, and hereby accepts the Shares subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Agreement and the Plan shall be resolved by the Committee. The Participant further agrees to the venue selection in accordance with Section 16 of the Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Notice.

        The Participant further acknowledges and fully understands that he or she generally has the right to vote the Shares from the Date of Grant, even when such Shares are subject to a risk of forfeiture as set forth in Section 4 of the Agreement.

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Dated

2

VENOCO, INC.
AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Stock Award Agreement

        1.    Grant of Shares.    Subject to the terms and provisions of the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan (the "Plan"), the Notice of Stock Award (the "Notice"), and this Stock Award Agreement (the "Agreement"), the Company hereby grants to the Participant named in the Notice, the Total Number of Shares of Common Stock Granted (the "Shares"). Unless otherwise defined herein, all terms used in this Agreement that are defined in the Plan shall have the meaning as defined in the Plan.

        2.    Purchase Price Per Share.    If the granted Shares are subject to a purchase price, as set forth in the Notice, the Participant shall have the right to purchase such Shares at the specified purchase price in accordance with such procedures as may be established by the Committee from time to time.

        3.    Vesting.    The Shares shall vest in accordance with the vesting schedule set forth in the Notice (the "Vesting Schedule").

        4.    Risk of Forfeiture.

          4.1    General Rule.    The Shares shall initially be subject to a risk of forfeiture. The Participant may not transfer, assign, encumber, or otherwise dispose of any Shares subject to a risk of forfeiture other than in accordance with the Notice, Agreement and the Plan. If the Participant transfers any such Shares in accordance with the terms of the Notice, Agreement and the Plan, then this Section 4 shall apply to the transferee to the same extent as to the transferor.

          4.2    Lapse of Risk of Forfeiture.    The risk of forfeiture shall lapse as the Participant vests in the Shares in accordance with the Vesting Schedule.

          4.3    Forfeiture of Shares.    The Shares subject to a risk of forfeiture shall automatically be forfeited and immediately returned to the Company upon the Participant's termination of Continuous Service; provided that if any such Shares were purchased by the Participant, then upon the Participant's termination of Continuous Service, the Company shall have the right to repurchase such Shares at the original price paid by the Participant at any time during the 90-day period following the date of the Participant's termination of Continuous Service. The certificates evidencing such Shares shall have stamped on them a special legend referring to the Company's right of repurchase.

          4.4    Vesting if Sale Prohibited by Insider Trading Policy.    The Company has established an insider trading policy (as such policy may be amended from time to time, the "Policy") relative to trading while in possession of material, undisclosed information. The Policy prohibits officers, directors, employees, and consultants of the Company and its subsidiaries from trading in securities of the Company during certain "Blackout Periods" as described in the Policy. If a scheduled vesting date for Shares falls on a day during such a Blackout Period, then the Shares that would otherwise have vested on such date shall not vest on such date, but shall instead vest, provided the Participant remains in Continuous Service with the Company, on the second business day after the last day of the Blackout Period applicable to the Shares.

        5.    Transfer Restrictions.    The Shares issued to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant prior to the date when the Shares become vested pursuant to the Vesting Schedule. Any attempt to transfer Shares in violation of this Section 5 shall be null and void and shall be disregarded.

        6.    Escrow of Shares.    For purposes of facilitating the enforcement of the provisions of this Agreement, the Participant agrees, immediately upon receipt of the certificate(s) for the Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit B, executed in blank by the Participant with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Shares have not vested pursuant to the Vesting Schedule, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Participant hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Participant agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Shares, the escrow holder will, without further order or instruction, transmit to the Participant the certificate evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 9, below.

        7.    Additional Securities.    Any securities or cash received (other than a "Regular Dividend," as defined in Section 8, below) as the result of ownership of the Shares (the "Additional Securities"), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company's capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Shares with respect to which they were issued, including, without limitation, the Vesting Schedule. The Participant shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Participant may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Participant may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

        8.    Distributions.    The Company shall disburse to the Participant all Regular Dividends with respect to the Shares and Additional Securities, whether vested or otherwise, less any applicable withholding obligations. For purposes of Sections 7 and 8, the term Regular Dividends means any distribution of cash or property, other than securities that are considered to be received as a result of a sale or exchange of the Shares for purposes of the Code.

        9.    Taxes.

          9.1    Section 83(b) Election.    If the Participant makes a timely election pursuant to Section 83(b) of the Code or similar provision of state law (collectively, an "83(b) Election"), the Participant will be required to report as taxable compensation income an amount equal to the fair market value of the Shares when received (determined without regard to any forfeiture condition other than a condition that that by its terms will never lapse) reduced by the price paid for the Shares (if any). In that case, the Participant must immediately pay the Company the amount necessary to satisfy any applicable United States federal, state, local or non-U.S. income and employment tax withholding obligations. If the Participant does not make a timely 83(b) Election, the Participant will instead be taxable on the fair market value of the shares (determined without regard to any forfeiture condition other than a condition that that by its terms will never lapse), reduced by the price paid for the Shares (if any), when and as the forfeiture conditions with respect to the Shares lapse, or, if later, when a sale of the Shares could not subject the Participant to suit under Section 16(b) of the Securities Act of 1934. In that case, the Participant must, as Shares shall vest or at the time withholding is otherwise required by any Applicable Law, pay the Company the amount necessary to satisfy any applicable United States federal, state, local or non-U.S. income and employment tax withholding obligations. In the event the Participant determines to make an 83(b) Election (a form of which is attached hereto as Exhibit C), the Participant hereby represents that he or she understands (i) the contents and requirements of the 83(b) Election, (ii) the application of Section 83(b) to the receipt of the Shares by the Participant pursuant to this Agreement, (iii) the nature of the election to be made by the Participant under Section 83(b), (iv) the effect and requirements of the 83(b) Election under relevant state and local tax laws, (v) that the 83(b) Election must be filed with the Internal Revenue Service office with which the Participant files his or her tax return within thirty (30) days following the date of this Agreement, and (vi) that the Participant must submit a copy of such election to the Company and with his or her federal tax return for the calendar year in which the date of this Agreement falls. THE PARTICIPANT IS RESPONSIBLE FOR OBTAINING TAX ADVICE FROM THE PARTICIPANT'S OWN TAX ADVISOR CONCERNING THE TAX CONSEQUENCES OF ACQUIRING THE SHARES AND OF MAKING, OR NOT MAKING, THE SECTION 83(B) ELECTION. THE PARTICIPANT IS SOLELY RESPONSIBLE FOR MAKING THE SECTION 83(B) ELECTION IF HE OR SHE CHOOSES TO DO SO.

          9.2    Tax Liability.    The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the grant of the Shares, regardless of any action the Company or any Affiliate takes with respect to any tax withholding obligations that arise in connection with the grant of such Shares. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting or the subsequent sale of Shares. The Company and its Affiliates do not commit and are under no obligation to structure the grant of the Shares to reduce or eliminate the Participant's tax liability.

          9.3    Payment of Withholding Taxes.    Prior to any event in connection with the Shares (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation, the Participant must arrange for the satisfaction of the minimum amount of such tax withholding obligation in accordance with Section 10(g) of the Plan, but only to the extent permitted by the Committee in its sole and absolute discretion.

        10.    Stop-Transfer Notices.    In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

        11.    Refusal to Transfer.    The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        12.    Restrictive Legends.    The certificates evidencing the Shares and Additional Shares shall bear legends substantially equivalent to the following:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN STOCK AWARD AGREEMENT BETWEEN VENOCO, INC. (THE "COMPANY") AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE BY THE COMPANY OR FORFEITURE ON THE TERMS SET FORTH IN, AND MAY BE TRANSFERRED ONLY IN

  ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

        13.    Entire Agreement/Governing Law.    The Notice, this Agreement, and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations, or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of this Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        14.    Construction.    The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Shares for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

        15.    Administration and Interpretation.    Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Participant or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.

        16.    Venue.    The Company, the Participant and the Participant's assignees agree that any suit, action or proceeding arising out of or related to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the District of Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Colorado state court in the City and County of Denver) and that all parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

        17.    Notices.    Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

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VENOCO, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN